As filed with the Securities and Exchange Commission on April 3, 1998

                                                            Registration No.333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               ________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ________________

                              GLOBAL SPORTS, INC.
            (Exact name of Registrant as specified in its charter)


                                           555 SOUTH HENDERSON ROAD
           DELAWARE                   KING OF PRUSSIA, PENNSYLVANIA 19406             04-2958132
-------------------------------    ----------------------------------------     -------------------
(State or other jurisdiction of    (Address of Principal Executive Offices)     (I.R.S. Employer
incorporation or organization)                  (Zip Code)                      Identification No.)

                            1993 STOCK OPTION PLAN

                1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                            1995 STOCK OPTION PLAN


                          1996 EQUITY INCENTIVE PLAN
                          --------------------------
                           (Full title of the Plans)


                               Michael G. Rubin
                     Chairman and Chief Executive Officer
                              Global Sports, Inc.
                           555 South Henderson Road
                     King of Prussia, Pennsylvania 19406
                                (610) 337-2200
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)


                                  Copies to:

                           Arthur H. Miller, Esquire
                       Blank Rome Comisky & McCauley LLP
                               One Logan Square
                       Philadelphia, Pennsylvania  19103
                                (215) 569-5500


                        CALCULATION OF REGISTRATION FEE
================================================================================

        TITLE OF SECURITIES                                        Proposed              Proposed
          TO BE REGISTERED                                         MAXIMUM               MAXIMUM         AMOUNT OF
                                               AMOUNT TO BE     OFFERING PRICE          AGGREGATE        REGISTRATION
                                              REGISTERED (1)       PER SHARE         OFFERING PRICE          FEE
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share       1,132,500 shares       $5.5625 (2)      $ 6,299,531.25 (2)    $1,858.37
=====================================================================================================================

(1) Plus such indeterminate number of additional shares as may be issued pursuant to certain anti-dilution provisions contained in the Plans.

(2) Based upon the average of the closing bid and asked price of the Common Stock as reported on the NASD Over-the-Counter Bulletin Board on April 1, 1998, estimated solely for the purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement also relates to the Registrant's 1987 Stock Option Plan, 1988 Stock Option Plan and 1990 Stock Option Plan previously registered under the Registrant's Registration Statement No. 33-42188 and the Registrant's 1992 Stock Option Plan previously registered under the Registrant's Registration Statement No. 33-89170.

================================================================================

                                 PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Company's 1993 Stock Option Plan, 1995 Non-Employee Directors' Stock Option Plan, 1995 Stock Option Plan and 1996 Equity Incentive Plan (collectively, the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
         -----------------------------------------------

     The following documents previously filed by Global Sports, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

          (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (ii) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (i) above; and

          (iii) The description of the Company's Common Stock, which is incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Commission on March 19, 1988 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Global Sports, Inc., 555 South Henderson Road, King of Prussia, Pennsylvania 19406,
Attention: Corporate Secretary, telephone number (610) 337-2200.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorneys' fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

     The Company's Bylaws also provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law. Reference is made to the Bylaws of the Company.

     As permitted by the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation eliminates the personal liability of its directors to the Company and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's fiduciary duty.

     The Company has obtained directors' and officers' liability insurance which covers certain liabilities, including liabilities to the Company and its stockholders, in the amount of $3.0 million.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

     Not Applicable.

ITEM 8.  EXHIBITS.
         --------

     The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

     EXHIBIT NO.         DESCRIPTION
     -----------         -----------

         4.1             1993 Stock Option Plan

         4.2 1995 Non-Employee Directors' Stock Option Plan (incorporated by reference to the Company's Proxy Statement filed on October 13, 1995).

         4.3 1995 Stock Option Plan (incorporated by reference to the Company's Form 8-K dated July 31, 1995).

         4.4 1996 Equity Incentive Plan (incorporated by refrence to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

         5.1 Opinion of Blank Rome Comisky & McCauley LLP regarding legality.

        23.1             Consent of Deloitte & Touche LLP.

        23.2 Consent of Blank Rome Comisky & McCauley LLP (included in Exhibit 5.1).

        24.1             Power of Attorney (included on the Signature Page).

ITEM 9.  UNDERTAKINGS.
         ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended:

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on the date indicated.

                              GLOBAL SPORTS, INC.


Date: March 31, 1998          By: /s/ Michael G. Rubin
                                  -----------------------------------------
                                  Michael G. Rubin,
                                  Chairman, Chief Executive Officer and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael G. Rubin and Steven A. Wolf, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



             SIGNATURE                            Capacity                          Date
------------------------------------    ----------------------------       ----------------------------
/s/ Michael G. Rubin                    Chairman, Director and Chief              March 31, 1998
------------------------------------
Michael G. Rubin                        Executive Officer

/s/ Steven A. Wolf                      Chief Financial Officer                   March 31, 1998
------------------------------------
Steven A. Wolf

/s/ Kenneth J. Adelberg                 Director                                  March 31, 1998
------------------------------------
Kenneth J. Adelberg

                                 EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION
-----------    -----------

    4.1        1993 Stock Option Plan

    5.1        Opinion of Blank Rome Comisky & McCauley LLP regarding legality.

   23.1        Consent of Deloitte & Touche LLP.